UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): November 4, 2013

ROCK-TENN COMPANY
(Exact Name of Registrant as Specified in Charter)

Georgia	001-12613	62-0342590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

504 Thrasher Street, Norcross, Georgia 30071
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (770) 448-2193

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On October 4, 2013, Rock-Tenn Company ("RockTenn") issued a press release (the "October 4 Press Release") that announced RockTenn would hold its quarterly conference call on Tuesday, November 5, 2013, at 9:00 a.m. ET to discuss its financial results for the fourth quarter of fiscal 2013 and other topics that may be raised during the discussion (the "Conference Call").

On November 4, 2013, RockTenn issued a press release (the"November 4 Press Release") that, among other things, announced RockTenn's financial results for the fourth quarter of fiscal 2013. A copy of the November 4 Press Release is attached hereto as Exhibit 99.1 and is hereby incorporated herein.

The October 4 Press Release and the November 4 Press Release both announced that the Conference Call would be webcast and could be accessed, along with a copy of the November 4 Press Release and any relevant financial and other statistical information related to the webcast, on RockTenn's website at www.rocktenn.com.

Item 8.01. Other Events.

On November 4, 2013, RockTenn issued a press release that, among other things, announced that its board of directors authorized an increase in its share repurchase program to a total of 5 million shares of the Company's Class A Common Stock from 1.8 million shares of the RockTenn's Class A Common Stock. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

On October 25, 2013, RockTenn issued a press release announcing that its board of directors declared a dividend of $0.35 per share on its Class A Common Stock.  A copy of the press release is furnished as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99.1    November 4, 2013 Press Release (furnished pursuant to Items 2.02 and 8.01)

99.2    October 25, 2013 Press Release (furnished pursuant to Item 8.01)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2013	ROCK-TENN COMPANY
	By:	/s/ ROBERT B. MCINTOSH Robert B. McIntosh Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number and Description

99.1     November 4, 2013 Press Release (furnished pursuant to Items 2.02 and 8.01)

99.2     October 25, 2013 Press Release (furnished pursuant to Item 8.01)